EX 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held February 5, 2009 at 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through March 5th by dialing 800-642-1687, access code 79888607. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR FOURTH QUARTER and FULL YEAR 2008

Lake Forest, Illinois, February 5, 2009—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the fourth quarter of 2008.

Revenues for the quarter ended December 31, 2008 were $274.0 million, up 8.9% from $251.6 million in the same quarter last year. Acquisitions less than 12 months old contributed approximately $14.2 million to the growth in revenues for the quarter. Gross profit was $125.3 million, up 11.5% from $112.4 million in the same quarter last year. Gross profit as a percent of revenue was 45.7% versus 44.7% in the fourth quarter of 2007.

Net income for the fourth quarter of 2008 was $39.1 million or $0.45 per diluted share compared with net income of $24.1 million or $0.27 per diluted share for the fourth quarter of 2007.  Net income for the fourth quarter of 2007 included the effect of $9.8 million of charges or $0.11 per diluted share related to an arbitration settlement, trade name write-down and foreign investment write-down.  These charges were partially offset by receipt of insurance proceeds and a gain on sale of assets.

FULL YEAR RESULTS

For the full year ended December 31, 2008, revenues were $1.1 billion, up 16.2% from $932.8 million in the same period last year.  Gross profit was $485.0 million, up 16.1% from $417.9 million in the same period last year.  Gross profit as a percent of revenues was 44.8% in both 2008 and 2007.  Earnings per diluted share for 2008 increased 27.9% to $1.68 from $1.32 per diluted share for 2007.  Earnings per diluted share for 2008 were negatively impacted by $0.05 per diluted share related to the arbitration settlement recorded in the first quarter of 2008 and impairment of fixed assets.   Earnings per diluted share for 2007 were negatively impacted by $9.3 million of charges or $0.10 per diluted share for the impairment of permit, fixed assets write-offs and the charges described in the quarterly results paragraph above, partially offset by the receipt of insurance proceed and gains from sale of assets.

Cash flow from operations was $210.6 million for the full year of 2008. Cash flow and increased loan balances were used to strengthen our business through acquisitions, international investments, capital expenditures and funding share repurchases.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

	December 31,	December 31,
	2008	2007
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$ 9,095	$ 17,108
Short-term investments	1,408	1,256
Accounts receivable, less allowance for doubtful
accounts of $6,616 in 2008 and $6,157 in 2007	168,598	157,435
Deferred income taxes	16,821	13,510
Other current assets	28,508	20,967
Total current assets	224,430	210,276
Property, plant and equipment, net	207,144	193,039
Other assets:
Goodwill	1,136,843	1,033,333
Intangible assets, less accumulated amortization of
$14,116 in 2008 and $12,230 in 2007	168,849	152,689
Other	21,322	18,822
Total other assets	1,327,014	1,204,844
Total assets	$ 1,758,588	$ 1,608,159

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$ 38,880	$ 22,003
Accounts payable	33,612	40,049
Accrued liabilities	93,487	75,571
Deferred revenues	13,663	12,095
Total current liabilities	179,642	149,718
Long-term debt, net of current portion	753,846	613,781
Deferred income taxes	146,577	125,041
Other liabilities	8,043	5,544
Shareholders' equity:
Common stock (par value $0.01 per share, 120,000,000 shares
authorized, 85,252,879 issued and outstanding in 2008,
87,410,653 issued and outstanding in 2007)	852	874
Additional paid-in capital	67,776	197,462
Accumulated other comprehensive income	(32,075)	30,520
Retained earnings	633,927	485,219
Total shareholders' equity	670,480	714,075
Total liabilities and shareholders' equity	$ 1,758,588	$ 1,608,159

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

	Three Months Ended				Year Ended
	December 31,				December 31,
	(unaudited)				(unaudited)		(audited)
	2008		2007		2008		2007
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev

Revenues	$ 274,011	100.0%	$ 251,550	100.0%	$ 1,083,679	100.0%	$ 932,767	100.0%
Cost of revenues	148,755	54.3%	139,196	55.3%	598,650	55.2%	514,846	55.2%
Gross profit	125,256	45.7%	112,354	44.7%	485,029	44.8%	417,921	44.8%
Selling, general and administrative expenses	51,098	18.6%	48,369	19.2%	199,171	18.4%	173,080	18.6%
Amortization	1,095	0.4%	978	0.4%	4,039	0.4%	3,657	0.4%
Total SG&A expense and amortization	52,193	19.0%	49,347	19.6%	203,210	18.8%	176,737	18.9%
Income from operations before acquisition integration and other expenses	73,063	26.7%	63,007	25.0%	281,819	26.0%	241,184	25.9%
Gain on sale of assets	-	0.0%	(201)	-0.1%	-	0.0%	(2,099)	-0.2%
Impairment of intangible assets	-	0.0%	2,041	0.8%	-	0.0%	2,269	0.2%
Impairment of fixed assets	472	0.2%	-	0.0%	472	0.0%	1,261	0.1%
Arbitration settlement and related costs	-	0.0%	13,904	5.5%	5,595	0.5%	13,904	1.5%
Acquisition integration expenses	274	0.1%	26	0.0%	1,513	0.1%	1,305	0.1%
Income from operations	72,317	26.4%	47,237	18.8%	274,239	25.3%	224,544	24.1%
Other income (expense):
Interest Income	186	0.1%	345	0.1%	930	0.1%	1,590	0.2%
Interest expense	(8,219)	-3.0%	(9,125)	-3.6%	(33,104)	-3.1%	(33,965)	-3.6%
Write-down of investment	-	0.0%	(2,930)	-1.2%	-	0.0%	(2,930)	-0.3%
Insurance proceeds	-	0.0%	2,800	1.1%	-	0.0%	3,300	0.4%
Other expense, net	(1,489)	-0.5%	(269)	-0.1%	(3,061)	-0.3%	(1,299)	-0.1%
Total other income (expense)	(9,522)	-3.5%	(9,179)	-3.6%	(35,235)	-3.3%	(33,304)	-3.6%
Income before income taxes	62,795	22.9%	38,058	15.1%	239,004	22.1%	191,240	20.5%
Income tax expense	23,663	8.6%	13,960	5.5%	90,296	8.3%	72,862	7.8%
Net income	$ 39,132	14.3%	$ 24,098	9.6%	$ 148,708	13.7%	$ 118,378	12.7%

Earnings per share-diluted	$ 0.45		$ 0.27		$ 1.68		$ 1.32
Weighted average number of common shares outstanding-diluted	87,634,578		89,801,677		88,347,421		89,933,242

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	For the Year Ended
	December 31,
	2008	2007
	(unaudited)	(audited)
Operating Activities:
Net income	$148,708	$118,378
Adjustments to reconcile net income to net cash
provided by operating activities:
Gain on sale of assets	-	(2,099)
Loss on sale and impairment of fixed assets	472	1,261
Impairment of intangibles	-	2,269
Write-down of investment	-	2,930
Write-off of note receivable related to joint venture	798	-
Stock compensation expense	11,755	10,714
Excess tax benefit of stock options exercised	(9,319)	(8,054)
Depreciation	30,109	27,480
Amortization	4,039	3,657
Deferred income taxes	26,522	17,265
Changes in operating assets and liabilities, net of
effect of acquisitions and divestitures:
Accounts receivable	(12,998)	(11,400)
Accounts payable	(7,041)	6,987
Accrued liabilities	19,517	1,566
Deferred revenues	1,597	537
Other assets	(3,604)	2,551
Net cash provided by operating activities	210,555	174,042

Investing Activities:
Payments for acquisitions and international
investments, net of cash acquired	(84,947)	(114,781)
Proceeds from maturity of short-term investments	(463)	1,301
Proceeds from sale of assets	-	26,616
Capital expenditures	(47,520)	(48,397)
Net cash used in investing activities	(132,930)	(135,261)

Financing Activities:
Repayment of long-term debt	(13,866)	(30,447)
Net (payments)/ proceeds on senior credit facility	(23,073)	77,686
Proceeds from private placement of long-term note	100,000	-
Payments of deferred financing costs	(236)	(606)
Net payments on capital lease obligations	(527)	(212)
Purchase/ cancellation of treasury stock	(167,338)	(103,679)
Proceeds from other issuances of common stock	17,839	16,569
Excess tax benefit of stock options exercised	9,319	8,054
Net cash used in financing activities	(77,882)	(32,635)
Effect of exchange rate changes on cash	(7,756)	(2,530)
Net (decrease)/ increase in cash and cash equivalents	(8,013)	3,616
Cash and cash equivalents at beginning of period	17,108	13,492
Cash and cash equivalents at end of period	$9,095	$17,108
Non-cash activities:
Net issuances of notes payable for certain acquisitions	$106,074	$112,509
Net issuances of common stock for certain acquisitions	-	13,667